UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OF 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2015

ASTA HOLDINGS, CORP.
(Exact name of registrant as specified in its charter)
Nevada	333-193153	68-0683334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Clematis Street, Suite 217, West Palm Beach, Florida	33401
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 561-514-0936

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                          Entry into a Material Definitive Agreement.

On June 30, 2015 Asta Holdings, Corp. ("we," "us," "our" or "Asta"), CSA Acquisition Subsidiary, LLC (the "Acquisition Subsidiary") and CSA LLC ("CSA") entered into an Amendment (the "Amendment") to the merger and exchange agreement they signed on March 25, 2015 (the "Agreement") extending the outside closing date from June 30, 2015 to July 17, 2015. The Amendment also revised the closing condition whereby we agreed to amended our articles of incorporation to change our name to "CSA Holdings, Inc.", authorize 500,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of preferred stock, par value $0.001 per share and designate 2,000,000 shares of our Preferred Stock as Series A Preferred Stock.  In addition, the Amendment included a Revised Exhibit B which contained our proposed Amended and Restated Articles of Incorporation that we agreed to file as a condition to the closing of the merger with CSA.

A copy of the Amendment is filed as Exhibit 2.2 to this current report on Form 8-K and is incorporated herein by reference. The foregoing summary of the terms of the Amendment is qualified in its entirety by reference to Exhibit 2.2.

Item 9.01.                          Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit No.	Description of Exhibit

2.2	Amendment dated June 30, 2015 to Merger and Share Exchange Agreement dated March 25, 2015 by and among Asta Holdings, Corp., CSA Acquisition Subsidiary, LLC and CSA LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASTA HOLDINGS, CORP.

Date: July 2, 2015	By:	/s/ Daniel C. Williams
Daniel C. Williams, President